SUBLEASE
US Bank Tower
950 17th Street, Denver, Colorado

This Sublease ("Sublease") dated as of this 25th day of June, 2008 (the "Execution Date") is entered into by and between UNIFI CAPITAL PARTNERS, LLC, a Colorado limited liability company ("Sublandlord") and Zulu Energy Corp. ("Subtenant").

WHEREAS, Unifi entered into a sublease agreement dated September 18, 2007 with MILESBRAND, INC., a Colorado corporation ("Milesbrand") for the sublease of certain premises known as Suite No. 2300 located on the twenty-third (23rd) floor (the "23rd Floor Premises") of the building commonly known as the US Bank Tower located at 950 17th Street, Denver, Colorado (the "Building") (the "Unifi Sublease").

WHEREAS, Milesbrand entered into a sublease agreement dated July 15, 2005 with EnCana Oil and Gas (USA) Inc., a Delaware corporation ("EnCana"), as successor in interest to AEC Oil & Gas (USA), Inc., a Delaware corporation (the "Original Tenant") for the sublease of the 23rd Floor Premises (the "Milesbrand Sublease").

WHEREAS, CO-BANK TOWER, LLC., a Delaware limited liability company (as successor-in-interest to Carlyle Seventeenth Street, LLC, a Delaware limited liability company), or any successors thereto under the Master Lease (collectively, the "Master Landlord") and the Original Tenant are parties to that certain lease agreement dated January 31, 2001 and expiring August 31, 2008, as amended by instruments dated July 22, 2002 ("First Amendment"), July 31, 2002 ("Temporary Space Agreement "), and undated "Second Amendment", and May 19, 2004 ("Third Amendment"), supplement by instructions dated November 24, 2004 (Landlord Consent to Sublease) affecting the 22nd floor portion of the Premises and April 19, 2005 (Landlord Consent to Sublease) affecting the 26th floor portion of the Premises (collectively, the "Lease") pursuant to which Landlord has leased to the Original Tenant certain premises containing approximately 94,542 rentable square feet (the " Original Premises") on the 22nd, 23rd, 24th, 25th and 26th floors of the building commonly known as US Bank Tower located at 950 17th Street, Denver, CO 80202 (the "Building"). The foregoing documents described in this whereas clause shall collectively be referred to herein as the "Master Lease".

WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease the Premises from Sublandlord under the following terms and conditions, the parties hereby agree as follows:

1. BASIC SUBLEASE PROVISIONS.

1.1 **Premises:** The premises under this Sublease shall for all purposes be deemed to consist of a portion of the 23rd Floor Premises (the "Premises") and generally described as Office Numbers 37, 39, 40, 41 and 42.

1.2 **Master Landlord:** Defined above.

1.3 **Master Lease:** Defined above.

1.4 **Term:** Monthly.

1.5 **Commencement Date:** July 1, 2008.

1.6 **Rent Commencement Date:** Commencement Date.

1.7 **Expiration Date:** month to month with 45 day notice by SubLandlord.

1.8 **Base Rent:** $2,250 per month.

1.9 **Subtenant's Share:** Ratio that the rentable area of the Premises bears to the rentable area of the 23rd Floor of Premises. Subtenant acknowledges that a portion of the 23rd Floor Premises includes certain shared common areas including a conference room, break-room/kitchen, mailroom, and bathrooms (collectively, the "23rd Floor Common Areas"). Cost of the shared space is included in the Base Rent identified in Section 1.8 (Based on office space 8% of total).

1.10 **Subtenant's Use:** Subtenant may use the Premises for general business and office use.

1.11 **Security Deposit:** $ 1,000.

1.12 **Contingent Lease:** This Sublease is contingent upon the approval of Milesbrand, Encana, and the landlord and their successful execution of a lease to Unifi.

1.13 **Furniture, Fixtures and Equipment:** Upon delivery of the Sublease Premises to Subtenant, Sublandlord shall also deliver to Subtenant the Furniture, Fixtures and Equipment ("FF&E") in its "as-is" condition, if any. Subtenant shall be entitled to the use of the FF&E in the Premises at no extra cost. Sublandlord makes no warranties to the Subtenant with regard to the FF&E, and Sublandlord agrees that the FF&E will remain on the Subleased Premises upon termination of this Sublease unless otherwise agreed to in writing with the Sublandlord.

1.14 **Address Payment of Rent:**

UNIFI Capital Partners
950 17th Street Suite 2300
Denver, Colorado 80202

1.15 **Sublandlord's Notice Address:**

UNIFI Capital Partners
950 17th Street Suite 2300
Denver, Colorado 80202

with a copy to: Brimah & Eisenhuth, LLC
7476 E. 29th Ave. #109
Denver, CO 80238
Attn: Amy Brimah, Esq.

1.16 **Subtenant's Notice Address:**

Zulu Energy Corp.
950 17th Street Suite 2300
Denver, Colorado 80202

1.17 **Brokers:**

For Sublandlord: None

For Subtenant: None

1.18 The terms in the Basic Sublease Provisions are used in this Sublease as defined terms and have the meanings given above. Other capitalized words and phrases have the meanings given in the Sublease. Unless otherwise indicated, all section and exhibit references are to the sections and exhibits of this Sublease.

1.19 **Additional Rent:** All other amounts due from Subtenant to Sublandlord to cover Subtenant's Share of the receptionist and any other services provided to Subtenant by Sublandlord. Subtenant agrees to pay $50 per month for telephone connection and $30 per month for internet connection (currently estimated using for only two of the offices).

2. **PREMISES.** Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord for the Term, on and subject to the terms and conditions of this Sublease.

3. **TERM.** The Term of this Sublease will begin on the Commencement Date and will terminate on the Expiration Date, unless terminated earlier in accordance with the terms and conditions of this Sublease. However, this Sublease may be terminated prior to the Expiration Date if the Master Lease is terminated for any cause whatsoever (and Master Landlord does not require Subtenant to attorn) or as provided elsewhere in this Sublease, and the Term will end on such earlier termination. Notwithstanding the foreging, in the event the Master Lease is terminated due to a default of the Sublandlord that is not directly caused by Subtenant, Subtenant shall have all rights available at law and equity against Sublandlord as a result of the early termination.

4. RENT.

4.1 The consideration payable by Subtenant for the Premises consists of the Base Rent and Additional Rent specified in the Basic Sublease Provisions. Except as may be expressly provided herein, Subtenant's covenant to pay Base Rent and Additional Rent will be independent of every other covenant in this Sublease.

4.2 Beginning on the Rent Commencement Date and continuing thereafter on the first day of each month during the Term, Subtenant must pay to Sublandlord in advance, and without notice, demand, deduction or offset, the Rent and Additional Rent. In the event the Commencement Date is not the first day of the month, then Subtenant must pay the prorated Base Rent for the first partial month on the Commencement Date.

4.3 All Base Rent and Additional Rent must be paid to Sublandlord at the "Address for Payment of Rent" specified in the Basic Sublease provisions, or to such other person or such other place as Sublandlord may from time to time designate by giving notice in writing.

4.4 If any Base Rent or Additional Rent is not paid when due, Subtenant must pay a late charge to Sublandlord equal to the greater of (a) ten percent (10%) of the delinquent amount, or (b) all interest and late charges as Sublandlord would sustain under the Master Lease in the event that Sublandlord were delinquent in paying such amount under the Master Lease. Neither demand for, nor receipt of, any late charge called for under this Sublease will (i) operate to waive any default by Subtenant or provide a substitute for Subtenant's full and timely performance of the obligation to pay Base Rent, or (ii) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant's default. Notwithstanding the foregoing, on the first such insistence during any consecutive twelve (12) month period that Subtenant fails to pay Base Rent on the date due, the late charges under this Section shall not accrue until the earlier of (i) five (5) days after the Base Rent is due, or (ii) five (5) days after Sublandlord provides written notice to Subtenant that the Base Rent is past due.

5. CONDITION AND USE OF PREMISES. Subtenant hereby accepts the Premises it is "as is" condition without any agreements, representations, understandings or obligations on the party of Sublandlord to perform any alterations, repairs or improvements thereto. The Premises shall be used in accordance with the terms and provisions of the Master Lease and may be used and occupied solely for Subtenant's Use as specified in the Basic Sublease Provisions. Subtenant must not use or suffer or permit the Premises to be used for any other purpose except with Master Landlord's and Sublandlord's discretionary consent. Upon the expiration or earlier termination of this Sublease, Subtenant shall peaceably surrender the Subleased Premises broom clean and in as good condition and repair as the Premises were delivered to Subtenant.

The 23rd Floor Common Areas are shared common areas and shall be used on a reasonable, first-come basis. use of the conference room must be reserved in advance with the receptionist. Use of the copy-machines or other equipment will be on a fee base per copy or use, as applicable.

6. SUBTENANT'S INSURANCE. Subtenant shall maintain throughout the Term of this Sublease such policy or policies of insurance with respect to the Premises as Sublandlord is required to maintain pursuant to the Unifi Sublease. Sublandlord and Subtenant and all parties claiming by or through them mutually release and discharge each other from all claims and liability arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

7. ASSIGNMENT OR SUBLETTING. Subtenant shall have no further right to sublease the Premises and Subtenant shall not voluntarily or by operation of law assign, sublet, mortgage, encumber, license or transfer this Sublease or any interest therein, or any right or privilege appurtenant thereto, or permit any person other than Subtenant's employees and customers, to occupy or use the Subleased Premises or any portion thereof without the prior written consent of Master Landlord and Sublandlord which may be withheld in Sublandlord's sole and absolute discretion.

8. PROVISIONS REGARDING MASTER LEASE.

8.1 This Sublease is, and at all times shall be, subject and subordinate to the Master Lease, the Milesbrand Sublease and the Unifi Sublease.

8.2 The terms, conditions and respective rights and obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master

Lease which are directly contradicted by the terms and provisions of this Sublease, and further except for those terms of the Master Lease which are referred to as the "Excluded Sections" in the Milesbrand Sublease or which are directly contradicted by the Milesbrand Sublease, in which event the terms of this Sublease shall control over the Master Lease.

8.3 During the Term of this Sublease, Subtenant hereby expressly assumes, and agrees to perform and comply with, for the benefit of Subtenant and Master Landlord, each and every obligation of Sublandlord as the tenant under the Master Lease including complying with the US Bank Tenant Handbook policies (Attachment B), except that Sublandlord's monetary obligations under the Master Lease shall be considered performed by Subtenant to the extent and in the amount that "Base Rent" is paid to Sublandlord in accordance with Section 4 hereof, and except that Subtenant does not assume or agree to perform any obligations arising or resulting from any default by Sublandlord under the Master Lease. Additionally, Subtenant shall have all the rights of the tenant under the Master Lease, except for the Excluded Sections or as otherwise set forth herein; provided further that to the extent Sublandlord does not have all of the rights of the Original Tenant under the Master Lease, there shall be no obligation on behalf of Sublandlord to provide the same to Subtenant. Subtenant shall not assume or agree to perform any of the requirements of tenant under the Master Lease that is required under the Excluded Sections or as otherwise excluded as a subtenant obligation under the Milesbrand Sublease.

8.4 Sublandlord agrees to comply with all monetary obligations under the Master Lease and the Milesbrand Sublease. Sublandlord agrees that it will not terminate the Master Lease, the Milesbrand Sublease or modify or further amend the Master Lease in any manner without the prior written consent of Subtenant and any such modification or amendment without consent shall be void and of no force or effect as between Sublandlord and Subtenant.

8.5 Sublandlord represents and warrants to Subtenant that, as of the date hereof the Unifi Sublease is in full force and effect; (ii) upon Master Landlord's consent to this Sublease in accordance with the provisions of the Unifi Sublease, Sublandlord has full right and authority to enter into this Sublease and Subtenant shall and may peacefully have, hold and enjoy the Premises without interference by any person claiming by, through or under Sublandlord, provided that Subtenant performs all Subtenant's covenants and agreements contained herein; and (iii) to the knowledge of Sublandlord, no default exists on the part of Sublandlord or Master Landlord under the terms and provisions of the Master Lease.

8.6 Subtenant acknowledges and agrees that Sublandlord has provided to Subtenant an electronic copy of the Master Lease, the Milesbrand Sublease and the Unifi Sublease.

9. MASTER LANDLORD'S.

9.1 Subtenant must promptly deliver to Sublandlord any information reasonably requested by Master Landlord (in connection with Master Landlord's approval of this Sublease) with respect to the nature and operation of Subtenant's business and/or the financial condition of Subtenant.

9.2 Sublandlord and Subtenant hereby agree, for the benefit of Master Landlord, that this Sublease will not (a) create privity of contract between Master Landlord and Subtenant; (b) be deemed to have amended the Master Lease in any regard (unless Master Landlord will have expressly agreed writing to such amendment); or (c) be construed as a waiver of Master Landlord's right to consent to any assignment of the Master Lease by Sublandlord or any further subletting of the Master Premises, or as a waiver of Master Landlord's right to consent to any assignment by Subtenant of this Sublease or any sub-subletting of the Premises or any part thereof.

10. QUIET ENJOYMENT.

10.1. Sublandlord covenants and agrees with Subtenant that upon Subtenant paying the Base Rent and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Premises during the Term of this Sublease; provided, however, that this Sublease shall automatically terminate upon termination of the Master Lease and Subtenant shall have no claim against Sublandlord with respect thereto unless such termination was caused by the default of Sublandlord in the performance of its obligations under the Master Lease which default does not result from Subtenant's actions.

10.2 Each party hereby covenants and agrees that it shall not do or suffer or permit anything to be done which would constitute a default under the Master Lease or would cause the Master Lease to be cancelled, terminated or

forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Master Landlord under the Master Lease.

11. INDEMNIFICATION.

11.1 Subtenant Indemnification. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any losses, liabilities, obligations, damages, costs and expenses (including reasonable attorney's fees and costs) arising out of any default under this Sublease or the Master Lease caused by Subtenant or its employees, agents or contractors; provided, however, Subtenant shall have no obligation to indemnify Sublandlord for matters arising out of the fault, negligence or willful misconduct of Sublandlord or its employees, agents, contractors or any third party.

11.2 Sublandlord Indemnification. Sublandlord shall indemnify, defend and hold Subtenant harmless from and against any and all losses, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and cost) arising out of any default under this Sublease or the Master Lease caused by Sublandlord or its employees, agents or contractors; provided, however, Sublandlord shall have no obligation to indemnify Subtenant for matters arising out of the fault, negligence or willful misconduct of Subtenant or its employees, agents or contractors, or any third party.

11.3 Procedures for Indemnification. Upon the occurrence of any event giving rise to a claim, demand or other matter for which either party believes the other is required to indemnify, defend or hold harmless under this Sublease, the party requesting indemnification (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party"), and shall give the Indemnifying Party a reasonable opportunity to defend the same at its own expense and with counsel of its own selection. The Indemnified Party shall at all times also have the right to fully participate at its expense in the defense of such matter with counsel of its choosing. If the claim is one that cannot by its nature be defended solely by the Indemnifying Party, the Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request. If the Indemnifying Party shall fail to defend within the reasonable time after demand to do so, the Indemnified Party shall have the right, but not the obligation, to undertake the defense, and compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account and at the risk of the Indemnifying Party.

If a material conflict of interest exists in having counsel chosen by the Indemnifying Party assume the defense, then the Indemnified Party may appoint independent counsel, subject to the approval of the Indemnifying Party, to represent the Indemnified Party with respect to the issues for which the conflict of interest exists. On all other issues, the independent counsel's participation shall be subject to the direction and lead of the counsel appointed by the Indemnifying Party to assume the defense. The fees charged by the independent counsel shall be limited to reasonable fees, and shall otherwise be consistent with the fee structure and policies of the Indemnifying Party in paying its outside counsel. If for any reason during the course of representation the independent counsel is no longer acceptable to the Indemnifying Party, then the Indemnifying Party may require that substitute counsel be appointed by the Indemnified Party, again subject to the approval of the Indemnifying Party. The Indemnifying Party shall be responsible for such reasonable fees as may be incurred in the transition to such substitute counsel.

12. NOTICES.

12.1 All notices which may or are required to be given by either party to the other must be in writing to the addresses specified in the Basic Sublease Provisions, or at such other place as a party may from time to time designate by notice in writing. Notices will be deemed delivered (i) when received or refused if personally delivered; (ii) two (2) business days after being sent if sent by United States registered or certified mail, postage prepaid, return receipt requested; or (iii) one (1) business day after being sent by a nationally recognized overnight commercial courier service providing receipted delivery.

12.2 Sublandlord and Subtenant shall, within three (3) days of receipt, forward to one another copies of any and all notices applicable to this Sublease, the Master Lease or the Premises that either of them may receive from Master Landlord under the Master Lease.

13. SECURITY DEPOSIT.

13.1 Concurrently with Master Landlord's execution of written consent to this Sublease, Subtenant shall deposit the Security Deposit with Sublandlord in the amount set forth in the Basic Sublease Provisions. Sublandlord shall hold the Security Deposit without liability for interest (unless required by law). Sublandlord shall not be required to keep the Security Deposit separate from its other accounts.

13.2 Sublandlord shall hold the Security Deposit as security for the performance of Subtenant's obligations under this Sublease. The Security Deposit is not an advance payment of Base Rent or a measure of Subtenant's liability for damages.

13.3 Subtenant shall have no right to call upon Sublandlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Subtenant, but such use shall be solely in the discretion of Sublandlord.

13.4 Subtenant waives the provisions of all provisions of law now in force or that become in force after the date of execution of this Sublease that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Base Rent, to repair damage caused by Subtenant, or to clean the Premises to the standard required upon surrender. Subtenant agrees that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or Subtenant's officers, agents, employees, independent contractors, or invitees.

13.5 In the event of a default by Subtenant, Sublandlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Base Rent or to cure any uncured default by Subtenant, or in Sublandlord's discretion apply such Security Deposit after a default, to (a) pay any Base Rent or other sum in default; or (b) compensate Sublandlord for any expense, loss, or damage that Sublandlord may suffer because of Subtenant's default.

13.6 If Sublandlord applies any portion of the Security Deposit as permitted in Section 13.5, Subtenant shall restore the Security Deposit to its original amount within five (5) business days of Sublandlord's demand.

13.7 Sublandlord shall return any unapplied portion of the Security Deposit to Subtenant within forty-five (45) days after the later to occur of: (i) the date Subtenant surrenders possession of the Premises to Sublandlord in accordance with this Sublease or (ii) the Expiration Date.

13.8 If Sublandlord conveys Sublandlord's interest under this Sublease to a successor entity resulting from a merger or asset sale, the Security Deposit may be assigned by Sublandlord to Sublandlord's successor in interest, and if so assigned, provided Sublandlord gives Subtenant notice of the name of such grantee, Subtenant agrees to look solely to such grantee for the proper application of the Security Deposit in accordance with the terms of this Section and the return thereof in accordance herewith. Upon delivery of such notice, Subtenant hereby releases the Sublandlord named herein of any and all liability with respect to the Security Deposit, the application of any proceeds therefrom and its return, and Subtenant agrees to look solely to such grantee. This provision shall also apply to subsequent grantees. Neither the holder of a mortgage nor the Master Landlord shall be responsible to Subtenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Sublandlord hereunder, unless the Security Deposit shall have been actually received by such mortgage holder or Master Landlord.

14. Default; Remedies.

14.1 Default by Subtenant. The occurrence of any one or more of the following events (in this Section sometimes called an "Event of Default") shall constitute a default and breach of this Sublease by Subtenant:

(a) If Subtenant fails to pay Rent or any other amount when due and payable, and such failure continues for a period of five (5) days after written notice thereof is given by Sublandlord to Subtenant.

(b) If Subtenant fails to perform any of Subtenant's nonmonetary obligations under this Sublease for a period of thirty (30) days after written notice thereof is given by Sublandlord to Subtenant; provided, however, that if such failure is of the nature that it cannot reasonably be cured within such thirty-day period, then Subtenant shall have such additional time as is reasonably necessary to cure such failure as long as Subtenant commences to cure such failure within such thirty-day period and thereafter diligently pursues such cure to completion.

(c) If (i) Subtenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Subtenant and is not dismissed within thirty (30) days; (iii) a trustee or receiver is appointed to take possession of substantially all of Subtenant's assets located at the Subleased Premises or of Subtenant's interest in this Sublease and possession is not restored to Subtenant within thirty (30) days; or (iv) substantially all of Subtenant's assets located at the Subleased Premises or of Subtenant's interest in this Sublease is subjected to attachment, execution or other judicial or non-judicial seizure which is not discharged within thirty (30) days.

(d) If Subtenant fails to comply with any applicable terms and provisions of the Master Lease or causes or permits any default under the Master Lease.

14.2 Remedies. Upon the occurrence of an Event of Default by Subtenant, and at any time thereafter, with or without notice or demand and without limiting Sublandlord in the exercise of any other right or remedy which Sublandlord may have, Sublandlord shall be entitled to exercise the following rights and remedies:

(a) Sublandlord may terminate Subtenant's right to possession of the Premises by any lawful means (in which case this Sublease shall not terminate unless Sublandlord gives written notice to Subtenant of its intention to terminate this Sublease), in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord.

(b) At any time after an Event of Default, whether or not Sublandlord shall have terminated this Sublease, Sublandlord shall be entitled to recover from Subtenant, and Subtenant shall pay to Sublandlord, on demand, for damages for Subtenant's default, an amount equal to the then present worth of (A) the aggregate of the Rent and any other charges to be paid by Subtenant hereunder for the unexpired portion of the Term (assuming this Sublease had not been terminated), less (B) the fair market rental value of the Premises during such period, together with all other damages suffered by Sublandlord, which shall include, without limitation, all costs of renovating the Subleased Premises and reletting same and reasonable attorneys' fees. Nothing herein contained shall limit or prejudice the right of Sublandlord to prove and obtain, as damages, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater than, equal to or less than the amount referred to above.

All rights, options and remedies of Sublandlord contained in this Sublease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Sublandlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Sublease.

15. MISCELLANEOUS.

15.1 All terms used in this Sublease shall have the same meaning as assigned to them in the Master Lease, except as otherwise expressly provided herein.

15.2 Upon reasonable request from a party hereto, from time to time, each party shall execute and deliver such additional documents and instruments and take such other actions as may be reasonably necessary to give effect to the intents and purposes of this Sublease.

15.3 In the event of any litigation or arbitration proceedings between the parties hereto, the prevailing party in any such proceeding shall be awarded, in addition to the amount of any judgment or other award entered therein, the costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in the proceeding.

15.4 This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.5 This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

15.6 Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, except the Brokers specified in the Basic Sublease Provisions. Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commission and charges claimed by any broker or other agent, other than the Brokers, with respect to this Sublease or the negotiation thereof on behalf of such party.

15.7 Sublandlord and Subtenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Sublease.

15.8 This Sublease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the laws of the state in which the Premises are located, and Sublandlord and Subtenant hereby irrevocably consent to the jurisdiction and proper venue of such state.

15.9 The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Sublease. Without limiting the scope of the prior sentence, it is agreed that Subtenant's obligations under any provision of this Sublease or the Master Lease that is expressly provided by its terms to survive termination of this Sublease shall survive the expiration or early termination of this Sublease.

15.10 If any term or provision of this Sublease shall to any extent be invalid or unenforceable, the remainder of this Sublease shall not be affected, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

15.11 The headings and titles to the Articles and Sections of this Sublease are for convenience only and shall have no effect on the interpretation of any part of the Sublease.

15.12 All understandings and agreements previously made between the parties are superseded by this Sublease, and neither party is relying upon any warranty, statement or representation not contained in this Sublease. This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.

15.13 Each party represents and warrants to the other that the person or persons executing this Sublease for the representing party are fully authorized to so act and no other action is required to bind Sublandlord to this Sublease and that the representing party has the right and power to execute and deliver this Sublease and to perform its obligations hereunder, subject only to Master Landlord's consent, and that the representing party is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Premises are located.

15.14 This Sublease and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law. If either party commences any action or proceeding against the other party to enforce this Agreement or any of such party's rights hereunder, the prevailing party shall be awarded its reasonable expenses related to such action or proceeding, including reasonable attorneys' and expert fees.

15. 15 Sublandlord shall provide Subtenant with up to two parking spaces in accordance with the terms of the Master Lease and at Subtenant's request. Parking will be at current market rental rates.

15.16 Subtenant acknowledges and agrees that this Sublease is a sub-sub-sub-sublease and is a sub-sub-sub-subtenant under the Master Lease.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease on the dates set forth below, intending to be bound hereby.

SUBLANDLORD:	SUBTENANT:
UNIFI CAPITAL PARTNERS, LLC, a Colorado limited liability company	Zulu Energy Corp.
By: [signature]	By: [signature]
Name: Jeff Borden	Name: Brian Hughes
Its: VP OPS	Its: Chairman
Date: 6-30-08	Date: 7/1/08